Exhibit 4


                             Joint Filing Agreement
                            Pursuant to Rule 13d-1(k)


         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  February 17, 2009


                                        /s/ Alejandro San Miguel
                                        ------------------------------------
                                        Alejandro San Miguel
                                        Attorney-in-fact for Noam Gottesman


                                        /s/ Alejandro San Miguel
                                        ------------------------------------
                                        Alejandro San Miguel
                                        Attorney-in-fact for Leslie J. Schreyer,
                                        in his capacity as trustee of the
                                        Gottesman GLG Trust


                                        /s/ Alejandro San Miguel
                                        ------------------------------------
                                        Alejandro San Miguel
                                        Attorney-in-fact for Leslie J. Schreyer